SHAREHOLDERS VOTE TO AUTHORIZE
PREMIER FINANCIAL - ABIGAIL ADAMS MERGER

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/GMS-PFBI), a $734 million community bank holding company with six bank subsidiaries announced today that the shareholders of Premier and the shareholders of Abigail Adams National Bancorp, (Adams), a $382 million bank holding company headquartered in Washington, DC (NASDAQ/GM-AANB), each voted to authorize the completion of the merger of the two companies.

On December 31, 2008, Premier announced an agreement to acquire Adams.  Under the terms of the agreement Premier will issue 0.4461 shares of its common stock for each share of Adams common stock in a 100% stock exchange.  Adams is parent company to two subsidiary banks, Adams National Bank, headquartered in Washington, DC and Consolidated Bank & Trust, headquartered in Richmond, Virginia.

Meetings of each company’s shareholders were held today at 10:00 a.m. in the respective cities in which they are headquartered.  The results of balloting at each meeting were more than sufficient to approve the merger.  Company officials anticipate closing the transaction effective with the open of business on October 1, 2009, the beginning of the next calendar quarter.

Other conditions precedent to completing the merger include the approval by various bank regulatory agencies and Premier’s participation in the U.S. Treasury Department’s Capital Purchase Program.  In August 2009, Premier received written permission from the Federal Reserve Board of Governors and from the Commonwealth of Virginia to merge the two companies.  In April 2009, Premier announced that it has received preliminary approval for the sale of up to $24.1 million of preferred stock and related common warrants under the U.S. Treasury Department’s Capital Purchase Program.  The final approval for Premier’s participation in the Capital Purchase Program is subject to satisfaction of standard closing conditions and the execution of definitive agreements and closing documents.  The amount to be received by Premier is subject to change based upon confirmation by the U.S. Treasury Department of eligible risk-weighted assets as of the latest calendar quarter prior to closing.  Completion of the merger is subject to this and other conditions set forth in the merger agreement.

Premier’s President and CEO Robert W. Walker commented regarding the shareholder vote, “We are pleased to have such strong support from our shareholders to go ahead with the merger.  I am also pleased to announce that Adams National Bank has replaced me as their acting President and Chief Executive Officer.  On August 10, 2009, the bank hired Duane Bickings as its new President and CEO after the Office of the Comptroller of the Currency (“OCC”) completed their review of Mr. Bickings’ qualifications.  Mr. Bickings graduated from the United States Military Academy at West Point, New York in 1974, and following five years as an Artillery Officer stationed in Germany and South Korea, he spent 21 years with Bank of America and predecessor banks.  The past 9 years he was Chief Credit Officer at a large regional bank. He has extensive experience working with regulatory agencies in improving the asset quality of community banks in the Southeast.  We are certainly delighted to have such a talented individual on board to lead the team in Washington.”

Certain Statements contained in this news release, including without limitation statements including the word “believes,” “anticipates,” “intends,” “expects” or words of similar import, constitute “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements.  Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release.  Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.